Exhibit 99.1

News

August 10, 2023	Analyst Contact: Megan Patterson
918-561-5325
Media Contact: Brad Borror
918-588-7582

ONEOK Announces $5.25 Billion Notes Offering

TULSA, Okla. – Aug. 10, 2023 – ONEOK, Inc. (NYSE: OKE) today announced that it has priced an offering to sell $5.25 billion of senior notes, consisting of:

●	$750 million of 3-year senior notes at a coupon of 5.550%.

●	$750 million of 5-year senior notes at a coupon of 5.650%.

●	$500 million of 7-year senior notes at a coupon of 5.800%.

●	$1.50 billion of 10-year senior notes at a coupon of 6.050%.

●	$1.75 billion of 30-year senior notes at a coupon of 6.625%.

The net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, are expected to be approximately $5.20 billion. ONEOK intends to use the net proceeds to fund the cash consideration for the merger with Magellan Midstream Partners, L.P. and other merger related costs. ONEOK expects the notes offering to close on or about August 24, 2023, subject to the satisfaction of customary closing conditions.

The notes will be subject to a “special mandatory redemption” if the merger is not completed on or before May 14, 2024 (as such date may be extended under the Merger Agreement (as defined herein), the “Outside Date”), the merger is terminated prior to the Outside Date, or ONEOK notifies the trustee of the notes that it will not pursue the completion of the merger.

Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

CIBC World Markets Corp., Deutsche Bank Securities Inc., PNC Capital Markets LLC, Regions Securities LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as senior co-managers for the offering. BOK Financial Securities, Inc., Academy Securities, Inc., Loop Capital Markets LLC and R. Seelaus & Co., LLC are acting as co-managers for the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

-more-

ONEOK Announces $5.25 Billion Notes Offering

Aug. 10, 2023

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission. ONEOK offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

A copy of the prospectus and prospectus supplement may be obtained by contacting the joint book-running managers as follows:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention: Prospectus Department

Telephone: 1-866-471-2526

E-mail: prospectus-ny@ny.email.gs.com

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 1-888-603-5847

Email: barclaysprospectus@broadridge.com

BofA Securities, Inc.

201 North Tryon Street

NC1-022-02-25

Charlotte, NC 28255-0001

Attn: Prospectus Department

Toll-free: 1-800-294-1322

E-mail: dg.prospectus_requests@bofa.com

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 1-800-831-9146

E-mail: prospectus@citi.com

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Attn: Prospectus Department

Telephone: 1-866-803-9204

-more-

ONEOK Announces $5.25 Billion Notes Offering

Aug. 10, 2023

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

Some of the statements contained in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the closing, net proceeds, and expected use of proceeds of the offering. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “target,” “will,” “would” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors, including, without limitation, prevailing market conditions and difficulties in executing the offering, the anticipated use of proceeds from this offering and the transactions contemplated by the agreement and plan of merger entered into between ONEOK and Magellan Midstream Partners, L.P. on May 14, 2023 (the “Merger Agreement”), may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Forward-looking statements speak only as of the date on which such statements are made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

###